Exhibit 23.1

                              James DeOlden, Esq.
                          Law Offices of James DeOlden
                        15375 Barranca Parkway, Suite I-101
                            Irvine, California 92618
                                 (949) 450-9943


June 10, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Arizona Aircraft Spares, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to Arizona Aircraft Spares, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8, as amended, relating to the registration of One Million Seven Hundred and Seventy Thousand Shares (1,770,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan, as amended, and the registration of Two Million Two Hundred and Thirty Thousand Shares (2,230,000) Shares which are issuable pursuant to the Company's Retainer Stock Option Plan for Non-Employee Directors and Consultants, as amended. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,


                                       /s/  James DeOlden, Esq.
                                       James DeOlden, Esq.